                                                                  Exhibit 10.1.7

                             INVESTMENT AGREEMENT

                                     for a

                          $35,200,000 EQUIPMENT LEASE

                                      by

                               CMB CAPITAL, LLC

                                      to


                          Z-TEL COMMUNICATIONS, INC.

                                   and for a

                          WARRANT FOR 474,393 SHARES

                                   issued by

                           Z-TEL TECHNOLOGIES, INC.

                                      to

                               CMB CAPITAL, LLC


                      Dated this 15th day of March, 1999

                               TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------
                                   ARTICLE I
                              LEASE OF EQUIPMENT

1.1   Sale-Leaseback ......................................................   1
1.2   Additional Equipment Leases .........................................   1
1.3   Commitment ..........................................................   1
1.4   Rental Rate .........................................................   2
1.5   Lease Term ..........................................................   2
1.6   Expenses ............................................................   2
1.7   Commitment Fee ......................................................   2
1.8   Additional Collateral ...............................................   2

                                  ARTICLE II
                              ISSUANCE OF WARRANT

2.1   Issuance of Warrant .................................................   3
2.2   Adjustment of Shares Issuable under the Warrant  ....................   3
2.3   Definition of Securities ....................... ....................   3

                                  ARTICLE III
                                  THE CLOSING

                                  ARTICLE IV
                             CONDITIONS OF CLOSING

4.1   Conditions of Closing ...............................................   3
4.2   Conditions to Each Lease of Additional Equipment ....................   5

                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES

5.1   Existence and Rights ................................................   6
5.2   Agreement Authorized ................................................   6
5.3   Capitalization ......................................................   7
5.4   Subsidiaries, Other Investments .....................................   8
5.5   Litigation ..........................................................   8
5.6   Financial Statements ................................................   8
5.7   Title and Related Matters ...........................................   8
5.8   Real Estate .........................................................   9
5.9   Intellectual Property ...............................................   9

5.10  Absence of Changes ..................................................  11
5.11  No Materially Adverse or Other Contracts, Etc. ......................  12
5.12  Compliance with Laws, Instruments, Etc. .............................  12
5.13  Securities Laws .....................................................  12
5.14  Brokers .............................................................  13
5.15  Taxes ...............................................................  13
5.16  Insurance ...........................................................  13
5.17  Related Transactions ................................................  14
5.18  Minute Books and Stock Record Books .................................  14
5.19  Labor Matters .......................................................  14
5.20  Profit Payments .....................................................  15
5.21  Survival of Representations and Warranties: Full Disclosure .........  15
5.22  Disclosure ..........................................................  15

                                  ARTICLE VI
                             AFFIRMATIVE COVENANTS

6.1   Compliance with Lease ...............................................  16
6.2   Taxes ...............................................................  16
6.3   Maintain Corporate Rights and Facilities ............................  16
6.4   Financial Statements ................................................  16
6.5   Financial Covenant ..................................................  16
6.6   Insurance ...........................................................  17
6.7   Inspection ..........................................................  17
6.8   Maintain Properties .................................................  17
6.9   Divisibility of Warrant .............................................  17
6.10  Notices Concerning Governmental Authorities; Responses to
      Threatened Litigation ...............................................  17
6.11  Compliance with Instruments, Laws, Etc. .............................  18
6.12  Disclosure of Offers ................................................  18
6.13  Maintenance of Business .............................................  18
6.14  Landlord's Waivers ..................................................  18
6.15  Source Code .........................................................  18

                                  ARTICLE VII
                         COMPANY'S NEGATIVE COVENANTS

7.1   Stock Redemption .... ...............................................  19
7.2   Investments, Loans and Advances .....................................  19
7.3   Acquisition or Sale of Business: Merger or Consolidation ............  19
7.4   Change Capital Structure ............................................  19
7.5   Officers' Salaries and Loans ........................................  20
7.6   Amend, Violate Charter, Etc. ........................................  20
7.7   Dealings with Insiders ..............................................  20
7.8   Dividends ...........................................................  20

7.9   Management ..........................................................  21
7.10  Pension and Profit Sharing Plan or Arrangements .....................  21
7.11  Permitted Indebtedness ..............................................  21
7.12  Liens ...............................................................  21
7.13  Capital Expenditures ................................................  22

                                 ARTICLE VIII
                                TRANSFERABILITY

8.1   Transferability .....................................................  22
8.2   Restrictive Legends .................................................  22
8.3   Restriction on Transfer .............................................  23

                                  ARTICLE IX
                              REGISTRATION RIGHTS

                                   ARTICLE X
                             ADDITIONAL PROVISIONS

10.1  Expenses; Indemnity..................................................  23
10.2  Successors and Assigns ..............................................  24
10.3  Notices .............................................................  24
10.4  No Waiver, Remedies Cumulative ......................................  25
10.5  Amendments and Waivers ..............................................  25
10.6  Integration .........................................................  25
10.7  Separability ........................................................  25
10.8  Headings ............................................................  26
10.9  Governing Law........................................................  27

Exhibits
--------

A     Master Lease Agreement
B     Lease Order
C     Security Agreement
D     Warrant
E     Bill of Sale
F     Perfection Certificate
G     Equipment Disclaimer
H     Registration Rights

Schedules
---------

Schedule 1.1    Leaseback Equipment
Schedule 5.5    Litigation or Other Proceedings
Schedule 5.9    Relevant Intellectual Property
Schedule 5.10   Absence of Changes
Schedule 5.11   Contracts or Agreements
Schedule 5.12   Compliance With Laws
Schedule 5.15   Taxes
Schedule 5.16   Insurance
Schedule 5.17   Related Transactions
Schedule 5.20   Profit Payments

                             INVESTMENT AGREEMENT

   THIS INVESTMENT AGREEMENT is made and entered into as of this 15th day of March, 1999, by and among Z-TEL TECHNOLOGIES, INC., a Delaware corporation (the "Company") Z-TEL COMMUNICATIONS, INC., a Delaware corporation ("Subsidiary") and CMB CAPITAL, LLC, a Florida limited liability company ("Investor").

                                   RECITALS

   WHEREAS, the Investor has agreed to purchase from and lease to Subsidiary certain equipment in a sale-lease back transaction and to purchase for and lease to Subsidiary certain other equipment from time to time, subject to the terms and conditions set forth in this Agreement; and

   WHEREAS, in order to induce Investor to lease such equipment to Subsidiary, the Company has agreed to issue to Investor a warrant to purchase 474,393 shares of the Company's common stock, subject to the terms and conditions set forth in this Agreement.

   NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I
                              LEASE OF EQUIPMENT

   1.1  Sale-Leaseback. On the Closing Date (as hereinafter defined), Subsidiary
        --------------
shall sell to Investor, and Investor shall purchase from Subsidiary, the equipment listed on Schedule 1.1 to this Agreement (the "Leaseback Equipment"). Simultaneously therewith, Investor shall lease to Subsidiary, and Subsidiary shall lease from Investor, the Leaseback Equipment, on the terms and conditions set forth in the Master Lease Agreement attached hereto as Exhibit A (the "Lease").

   1.2  Additional Equipment Leases. From time to time during the period that is
        ---------------------------
twenty-four months from the Closing Date, after receipt of a Lease Order in the form of Exhibit B to this Agreement (a "Lease Order") for one or more of the items of equipment (the "Additional Equipment"), Investor shall purchase the Additional Equipment specified in the Lease Order from its vendor and simultaneously lease such Additional Equipment to Subsidiary. All leases of Additional Equipment under this Section 1.2 shall be pursuant to the terms and conditions of the Lease. Schedule 1.2 sets forth the dates on which the purchase and lease of Additional Equipment shall occur and the name of the vendor of the Additional Equipment.

   1.3  Commitment. Investor shall have no obligation to purchase and lease
        ----------
Additional Equipment under Section 1.2 if the Acquisition Cost (as defined in
Section 1.4 hereof) of the aggregate amount of Additional Equipment leased to Subsidiary under the

Lease, including the Additional Equipment which is the subject of a Lease Order, would exceed $25,200,000. Investor shall have no obligation to purchase and lease Additional Equipment in advance of the applicable dates set forth in
Schedule 1.2 or after March 15 2001.

    1.4 Rental Rate. As consideration for the lease of the Leaseback Equipment
        -----------
and the Additional Equipment, Subsidiary shall pay to Investor monthly rental payments ("Rent") as set forth in each applicable Lease Order, calculated on the basis of a lease rate factor equal to 0.02556 and based on the Acquisition Cost of such leased equipment. For purposes hereof, "Acquisition Cost" shall mean, as to any item(s) of equipment, an amount equal to the sum of (i) the purchase price of such item of equipment to be paid by Investor, plus (ii) any excise, sales and use taxes on or with respect to such item(s) of equipment, plus (iii) any reasonable costs, expenses and fees paid or incurred by Investor in obtaining or delivering such item(s) of equipment to Subsidiary and any expenses of installation of such item(s) of equipment paid by Investor.

    1.5 Lease Term. The term of each Lease as to the Leaseback Equipment and any
        ----------
Additional Equipment shall commence on the Installation Date (as defined in the Lease) for each item of such equipment and shall continue for an initial period ending forty-eight (48) months from the Commencement Date (as defined in the Lease) for such item of equipment.

    1.6 Expenses. Subsidiary shall reimburse Investor for the costs and expenses
        --------
incurred by Investor in connection with the transactions contemplated by this Agreement, including without limitation costs relating to lien searches, the recordation of liens and preparation of loan documentation, including reasonable attorneys' fees. Notwithstanding the foregoing, the costs and expenses to be reimbursed by Subsidiary under this Section 1.6 shall not exceed $20,000.

    1.7 Commitment Fee. At the Closing, Subsidiary shall pay Lessor a commitment
        --------------
fee in the amount of $704,000 (the "Commitment Fee") which shall be deemed fully earned upon payment by Subsidiary and non-refundable. Notwithstanding the foregoing, in the event that Subsidiary is not in default under the Lease or any other document executed in connection with the transactions contemplated by this Agreement, and Investor fails to make any purchase and lease of Additional Equipment as contemplated by this Agreement, the Commitment Fee shall be reduced pro rata by the amount by which the scheduled cost of such Additional Equipment which is not purchased and leased bears to $35,200,000, and Investor shall pay to Subsidiary the difference between the Commitment Fee paid by Subsidiary and the reduced Commitment Fee.

    1.8 Additional Collateral. As additional security for the performance of Subsidiary's obligations under the Lease each Lease Order and this Investment Agreement, Subsidiary shall grant to Investor a security interest in all of Subsidiary's assets, including wihtout limitation accounts receivable, inventory, general intangibles, equipment, cash and cash equivalents and instruments, all as more fully described in the Security Agreement attached as Exhibit C to this Agreement.

                                  ARTICLE II
                              ISSUANCE OF WARRANT

   2.1 Issuance of Warrant. Subject to the terms and conditions of this
       -------------------
Agreement, on the Closing Date, the Company shall issue to the Investor an immediately exercisable warrant to purchase 474,393 shares of the common stock of the Company (the "Warrant") at an exercise price of $3.71 per share. The Warrant shall be in the form and subject to the terms and conditions of the Warrant attached hereto as Exhibit D to this Agreement.

   2.2 Adjustment of Shares Issuable under the Warrant. If the investor fails to
       -----------------------------------------------
comply with its obligation to purchase and lease the Additional Equipment after receipt of a Lease Order from Subsidiary as set forth herein, and Subsidiary is not in default under the Lease or any other document executed in connection with the transactions contemplated by this Agreement, the number of shares issuable under the Warrant shall be reduced pro rata by the amount by which the scheduled cost of such Additional Equipment which is not purchased and leased under this Agreement bears to $35,200,000. Notwithstanding the foregoing, if the failure of the Investor to purchase and lease any Additional Equipment is a result of an increase in the cost of such Additional Equipment over the cost set forth in
Schedule 1.2, the number of shares issuable under the Warrant shall not be adjusted.

   2.3 Definition of Securities. The term "Securities" as used in this Agreement
       ------------------------
shall mean both the Warrant and the shares of Common Stock issued under the Warrant.

                                  ARTICLE III
                                  THE CLOSING

  Subject to the conditions hereof, the transactions described herein will be closed (the "Closing") on March 15, 1999 at 10:00 A.M. at Suite 2900, Tower Place, 3340 Peachtree Road, N.E., Atlanta, Georgia 30326, or at such other time and place, and on such date (the "Closing Date") as all the parties hereto may agree.

                                  ARTICLE IV
                             CONDITIONS TO CLOSING

   4.1 Conditions to Closing. All of the obligations of the Investor to purchase
       ---------------------
and lease the Leaseback Equipment and the Additional Equipment and to purchase the Warrant as provided in this Investment Agreement are subject to the accuracy in all material respects, on the Closing Date, of all the representations and warranties by the Company and Subsidiary contained herein and to the performance by the Company and the Subsidiary of all the terms, covenants and conditions on their part to be performed hereunder on or prior to the Closing Date and to the satisfaction of the following additional conditions precedent.

        (a) Bill of Sale. Subsidiary shall have executed and delivered to
            ------------
Investor a Bill of Sale in the form of Exhibit E to this Agreement transferring to Investor the Leaseback Equipment free and clear of all liens, charges, claims and encumbrances of any nature whatsoever.

        (b) Master Lease and Lease Order. Subsidiary shall have executed and
            ----------------------------
delivered to Investor the Lease and a Lease Order for the Leaseback Equipment.

        (c) Security Agreement. Subsidiary shall have executed and delivered a
            ------------------
Security Agreement in the form attached hereto as Exhibit C.

        (d) Issuance of Securities. The Company shall have issued the Warrant.
            ----------------------

        (e) Due Diligence. Investor shall have completed its due diligence
            -------------
review of the Company, Subsidiary and their respective financial conditions and concluded in Investor's sole discretion to enter into the transactions contemplated by this Agreement.

        (f) Certificate of Incorporation, Bylaws and Good Standing. Each of the
            -----------------------------------------------------
Company and Subsidiary shall have delivered to Investor copies of its Certificate of Incorporation certified by the Delaware Secretary of State, its Bylaws certified by the Secretary of the Company and Subsidiary, respectively, and a good standing certificates issued by the Delaware Secretary of State and the Florida Secretary of State.

        (g) Corporate Resolutions. Incumbency certificate and certified copies
            ---------------------
of the resolutions adopted by the Company's and Subsidiary's Boards of Directors authorizing and approving (i) the execution, performance and delivery of this Investment Agreement, (ii) the issuance of the Securities to be issued hereunder, and (iii) the other transactions contemplated hereby, shall have been delivered to the Investor.

        (h) Officer's Certificate. Each of the Company and Subsidiary shall have
            ---------------------
delivered to the Investor a Certificate signed by its respective CEO, to the following effect: that all of the representations and warranties of the Company and Subsidiary contained in this Investment Agreement are true, correct and complete in all material respects as of the Closing Date; (ii) that the Company and Subsidiary have complied with and performed all of the terms, covenants and agreements contained in the Investment Agreement which are to be complied with or performed by the Company and Subsidiary on or before the Closing Date; and
(iii) that, to the knowledge of the Company and Subsidiary there does not exist any state of facts which would constitute non-compliance under this Investment Agreement or, with notice or lapse of time as provided herein, or both, would constitute non-compliance.

        (i) UCC Searches. Each of the Company and Subsidiary shall have delivered to Investor UCC-11 searches and other Lien searches showing no existing security interests in or Liens on the assets of the Company and Subsidiary other than Permitted Liens.

        (j) Perfection Certificate. Each of the Company and Subsidiary shall
            ----------------------
have delivered to Investor a Perfection Certificate in the form of Exhibit F hereto.

        (k) Evidence of Insurance. Each of the Company and Subsidiary shall have
            ---------------------
delivered to Investor satisfactory evidence of insurance meeting the requirements of Section 6.6.

        (l) Landlord's Waivers. Subsidiary shall have delivered to Investor
            ------------------
evidence reasonably satisfactory to Investor and its counsel that Subsidiary has prepaid all amounts due for the six month period following the Closing Date under each of its collocation agreements or similar agreements for all of the locations at which any of the Leaseback Equipment, the Additional Equipment or any equipment of Subsidiary constituting part of the additional collateral described in Section 1,8 hereof is located.

        (m) Opinion of Counsel. The Investor shall have received from Russell T.
            ------------------
Alba, Esq., Chief Legal Officer for the Company and Subsidiary, a favorable opinion, dated the date hereof, addressed to the Investor, in a form acceptable to Investor.

        (n) Proceedings and Documents. All proceedings taken or to be taken in
            -------------------------
connection with the transactions contemplated by this Investment Agreement to be consummated at, or prior to, the execution and Closing hereof and all other documents, schedules, exhibits, opinions and certificates in connection therewith shall each be satisfactory in form and substance to the Investor, and the Investor shall have received copies of all such documents and all other documents which the Investor has requested in connection with said transactions and of all corporate proceedings in connection therewith, in form and substance satisfactory to the Investor.

        (o) Perfection of Liens. UCC-1 financing statements executed by
            -------------------
Subsidiary covering all of the assets of Subsidiary shall have been duly recorded or filed in the manner and places required by law to establish, preserve, protect and perfect the interests and rights created or intended to be created by the Security Agreement; and all taxes, fees and other charges in connection with the execution, delivery and filing of the Security Agreement and the financing statements shall duly have been paid.

        (p) Additional Documents. Each of the Company and Subsidiary shall have
            --------------------
delivered to Investor all additional opinions, documents, certificates and other assurances that Investor or its counsel may reasonably require.

   4.2 Conditions to Each Lease of Additional Equipment. The following
       ------------------------------------------------
conditions, in addition to any other requirements set forth in this Agreement or the Lease, shall have been met or performed by the Company and Subsidiary prior to each purchase and lease of Additional Equipment hereunder:

       (a) Lease Order. Subsidiary shall have executed and delivered to Investor
           -----------
a Lease Order for such item of Additional Equipment.

        (b) No Default. No Event of Default (as defined in the Lease) shall have
            ----------
occurred and be continuing or could occur upon the lease of the Additional Equipment in question.

        (c) Correctness of Representations. All representations and warranties
            ------------------------------
made by the Company and Subsidiary herein or otherwise in writing in connection herewith shall be true and correct in all material respects with the same effect as though the representations and warranties had been made on and as of the proposed Installation Date.

        (d) Limitations Not Exceeded. The proposed lease of such Additional
            ------------------------
Equipment shall not cause the aggregate Acquisition Cost of all leases of Additional Equipment hereunder to exceed $25,200,000.

        (e) Additional Equipment Documents. Subsidiary shall have delivered to
            ------------------------------
Investor the documents referenced in Sections 4(h), 4(k), 4(1) and 4(p) with respect to the Additional Equipment and all additional opinions, documents, certificates and other assurances that Investor or its counsel may require.

                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES

      In order to induce the Investor to purchase and lease the Leaseback Equipment and the Additional Equipment and to purchase the Securiities and notwithstanding any investigation made by or on behalf of the Investor, the Company and Subsidiary, jointly and severally, make the following representations and warranties, each of which is independently material and relied upon by Investor:

      5.1 Existence and Rights. Each of the Company and Subsidiary is a
          --------------------
corporation duly organized and validly existing under the laws of the State of Delaware. Each of the Company and Subsidiary has delivered to the Investor a true, complete and correct copy of its Certificate of Incorporation and Bylaws, including all amendments thereto, in effect or to be in effect as of the Closing. The Company and Subsidiary each has all corporate power and adequate authority, rights, licenses and franchises to own and operate its properties and assets and carry on its business as now conducted and as proposed to be conducted. Each of the Company and Subsidiary is duly qualified and in good standing in the state of Florida and in each other state or other jurisdiction where failure to so qualify would have a material impact on the conduct of its business. Each of the Company and Subsidiary has the corporate power and adequate authority to enter into and perform the transactions contemplated by this Agreement.

      5.2 Agreement Authorized. The execution and delivery of this Investment
          --------------------
Agreement and the performance of each of the terms, covenants and agreements of the Company and Subsidiary contained or referred to herein is not in contravention of, or in conflict with, any law, ordinance or regulation known to the Company or Subsidiary or any term or provision of the Company's or Subsidiary's Certificate of Incorporation or Bylaws, and the execution and performance of this Investment Agreement is duly authorized and does not require the consent or approval of any governmental body or other regulatory authority. All action on the part of the Company and Subsidiary, and all necessary or appropriate approvals and consents for the due execution, delivery and performance of this Investment Agreement, including the Lease and the creation, issuance and sale of the Securities, have been duly and validly obtained or taken. No right of the Company or Subsidiary is impaired or infringed upon by the execution and/or performance of this Investment Agreement. This Investment Agreement and the Securities and all other documents, instruments and agreements of the Company and Subsidiary in connection therewith constitute, and on the Closing Date will constitute, the valid and binding obligations of the Company and Subsidiary enforceable against the Company and Subsidiary in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium and similar laws of general application affecting creditors' rights, and except as enforcement may be limited by general equitable principles.

        5.3  Capitalization.
             --------------

             (a) Following issuance to the Investor of the Securities and immediately after the Closing: (i) the entire authorized capital stock of the Company will consist of 30,000,000 shares of common stock, par value $0.01 ("Common Stock"), 20,000,000 shares of preferred stock, par value $0.01 per share, 5,930,749 shares of which have been designated as Series A Convertible Preferred Stock and 1,338,208 shares of which have been designated as Series B Convertible Preferred Stock; and (ii) the Company's issued and outstanding capital stock will consist solely of 13,179,000 shares of Common Stock, 2,695,795 shares of Series A Convertible Preferred Stock and 1,338,208 shares of Series B Convertible Preferred Stock, options to purchase 3,836,000 shares of Common Stock and the Warrant. An additional 925,000 shares are reserved for issuance under the Company's Equity Participation Plan for employees

             (b) Except for the Warrant, the options described in Section 5.3
(a) and the rights existing under the Stock Purchase Agreement (as defined herein), the Company does not have, and on the Closing Date will not have, any outstanding subscriptions, options, warrants or other rights for the issuance or purchase of any stock or other securities, nor any securities convertible or exchangeable for any stock or other securities, or any understandings or commitments of any kind for the issuance of stock or securities convertible into stock or other securities.

             Upon Closing, the Company will not be a party to any shareholder agreement, voting trust agreement or other agreement affecting the ownership, transfer, or voting of the Common Stock or preferred stock, or management of the Company, except as is provided in this Investment Agreement and except as provided in the Stockholders' Agreement dated as of November 4,1998, by and among the Company, D. Gregory Smith, Russell T. Alba, James A. Kitchen, Charles
W. McDonough, J. Bryan Bunting, NationsBanc Capital Corporation and Sewanee Partners II, L.P. (the "Stockholders' Agreement") and the Stock Purchase Agreement dated as of November 4, 1998 between the Company and

NationsBanc Capital Corporation and Sewanee Partners II, L.P. (the "Stock Purchase Agreement").

           (c) Assuming the payment by the Investor of the consideration for the shares of Common Stock to be issued to it pursuant to the Warrant, the shares of Common Stock issued upon exercise of the Warrant will be, when issued, duly and validly issued, fully paid and nonassessable.

       5.4 Subsidiaries, Other Investments. The Company has no subsidiaries, or
           -------------------------------
other investment in any other business or corporation other than the Subsidiary, Z-Tel Business Networks, Inc., Z-Tel Network Services, Inc., Z-Tel Holdings, Inc., Z-Tel Communications of Virginia and Z-Tel, Inc. For the purpose of this Investment Agreement the term "subsidiary" or "subsidiaries" means any corporation or other entity of which the securities having a majority of the voting power in electing the Board of Directors are owned by the Company either directly or by another subsidiary.

           The Company owns all of the outstanding capital stock of Subsidiary free and clear of all liens, charges, encumbrances or claims of any kind by others and Subsidiary does not have any outstanding subscriptions, options, warrants or other rights for the issuance or purchase of any stock or other securities, nor any securities convertible or exchangeable for any stock or other securities, or any understandings or commitments of any kind for the issuance of stock or securities convertible into stock or other securities.

       5.5 Litigation. Except as described in Schedule 5.5, there is no
           ----------
litigation or other proceeding (including administrative or government proceedings or investigation) pending or, to the knowledge of the Company or Subsidiary, threatened against or affecting the Company or Subsidiary or their respective assets, (i) as to which the Company or Subsidiary is not likely to prevail, and (ii) which if determined adversely, would have a material adverse effect on the financial condition or business of the Company or Subsidiary and neither the Company nor Subsidiary is in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority. To the Company's knowledge there is no basis for any of the foregoing.

       5.6 Financial Statements. The Company has previously delivered complete
           --------------------
and correct copy of the unaudited consolidated balance sheet, statement of operations and statement of cash flow of the Company and Subsidiary as of and for the fiscal year ending December 31, 1998; such financial statements were prepared in accordance with generally accepted accounting principles consistently applied from prior periods, and fairly and accurately present the financial condition and results of operation of the Company as of the date thereof and for the periods then ended. The balance sheet as of December 31, 1998 is referred to as the "Balance Sheet."

       5.7 Title and Related Matters.
           -------------------------

           (a) Each of the Company and Subsidiary has good title to all of the properties and assets owned or used by it or In its possession free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character. The Company has not violated, and is not in violation of, any zoning, building, health or safety laws, statutes, ordinances or regulations relating to such properties or assets. All properties and assets material to the operations of the Company are reflected in the Balance Sheet in the manner and to the extent required by generally accepted accounting principles, applied on a consistent basis with prior periods.

       (b) All of the tangible properties and assets owned by the Company and Subsidiary or used in their respective business, or in which the Company or Subsidiary has an interest, are in good operating condition and repair, normal wear and tear excepted, free from defects (except such minor defects as do not interfere with the continued use thereof in the conduct of normal operations), are sufficient to carry on its business as conducted during the preceding twelve
(12) months and as contemplated to be conducted following the Closing, and conform with all applicable governmental regulations, including, without limitation, those governing the discharge of materials into the environment or the storage or disposition of hazardous or toxic wastes.

    5.8 Real Estate. Neither the Company nor Subsidiary owns or holds title to
        -----------
any real property. All facilities located on the real property leased or otherwise used by the Company or Subsidiary or in their respective operations are suitable for the purpose for which they are being used.

        There have been no acts or omissions occurring on or with respect to any real estate leased or otherwise used by the Company or Subsidiary which violate or have violated federal, state and local environmental laws, including but not limited to, the Clean Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response, Compensation and Liability Act and their state and local law counterparts, all rules and regulations promulgated thereunder and all other legal requirements in connection with the ownership and use of real estate and real estate interests.

    5.9 Intellectual Property.
        ---------------------

        (a) For the purposes of this section, the term "Technology" shall include processes, formulae, manufacturing techniques, machines, devices, compositions of matter, computer software and programs, data and information (irrespective of whether in human or machine readable form), designs, drawings, inventions (whether or not patentable), works of authorship, printed circuits, mask works, and products.

        (b) For the purposes of this section, the term "Intellectual Property" shall include trade secrets and confidential business information; know-how; proprietary processes; patents and patent applications; copyrights, copyright registrations and applications therefor; trademarks, service marks, brand names and trade names, the goodwill associated therewith, and registrations and applications for registrations thereof; design registrations; franchises; and licenses of the foregoing.

        (c) For the purposes of this section, the term "Relevant Intellectual Property" means Intellectual Property owned, licensed or used by the Company or Subsidiary.

        (d) Schedule 5.9 sets forth all Relevant Intellectual Property (other than trade secrets and confidential business information) and there is no other Intellectual Property (other than trade secrets and confidential information) owned, licensed or used by the Company or Subsidiary. Expiration dates, if applicable, are also set forth in Schedule 5.9.

        (e) The Relevant Intellectual Property is free of any liens or encumbrances. All patents and trademark, copyright and mask work registrations comprising Relevant Intellectual Property have been maintained and are in force.

        (f) Except as set forth in Schedule 5.9, neither the Company nor Subsidiary has granted any licenses or sublicenses respecting Relevant Intellectual Property.

        (g) There are no others infringing any Intellectual Property right of the Company or Subsidiary.

        (h) No proceedings have been instituted, are pending or threatened which challenge the Company's or Subsidiary's rights in Relevant Intellectual Property or the validity thereof except as described in Schedule 5.5.

        (i) Neither the Company nor Subsidiary has received notice of any interference or opposition proceeding respecting Relevant Intellectual Property.

        (j) Neither the Company nor Subsidiary is infringing or otherwise violating the Intellectual Property rights of others.

        (k) Each of the Company and Subsidiary has the right to use all Technology and Intellectual Property which it uses in the conduct of its business, and owns and possesses all Intellectual Property rights with respect to (or is expressly or impliedly licensed to use) all such Technology and Intellectual Property. The Company's and Subsidiary's rights in such Technology and Intellectual Property are adequate for the conduct of their respective business.

        (l) No director, officer or employee of the Company owns, directly or indirectly, in whole or in part, any Intellectual Property rights which the Company or Subsidiary has used or the use of which is necessary for the business of the Company or Subsidiary as now conducted, or which relate to Technology which the Company or Subsidiary has used or the use of which is necessary for the business of the Company or Subsidiary as now conducted.

        (m) Except as set forth in Schedule 5.9, there are no agreements relating to or affecting Relevant Intellectual Property or the use or ownership of Technology or Intellectual Property by the Company or Subsidiary, including, for example, confidentiality and non-disclosure agreements, assignments or agreements to assign, development agreements, settlement agreements, and the like.

  5.10 Absence of Changes. Except as set forth on Schedule 5.10, since the date
       ------------------
of the Balance Sheet, each of the Company and Subsidiary has been developed and operated in the ordinary course thereof consistent with past practices, and there has not been:

       (a) Any material adverse change in the assets of the Company or Subsidiary, the condition (financial or otherwise) of the Company or Subsidiary or their respective business, or, to the best of the Company's knowledge, the prospects of the Company, Subsidiary or their respective business;

       (b) Any material damage, destruction or loss (whether or not covered by insurance) affecting the business or assets of the Company or Subsidiary;

       (c) Any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), including any account payable, incurred in connection with the Company or Subsidiary, other than those incurred in the ordinary course of business and consistent with past practices;

       (d) Any payment, discharge or satisfaction of any claim, lien, encumbrance or liability of the Company or Subsidiary (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than in the ordinary course of business and consistent with past practices;

       (e) Any declaration, setting aside or payment of any dividend or other distribution in respect of any equity security of the Company or Subsidiary, or any direct or indirect redemption, purchase or other acquisition of any equity security of the Company or Subsidiary;

       (f) Any statute, rule or regulation adopted which materially and adversely affects the business or assets of the Company or Subsidiary;

       (g) Any sale, transfer, pledge, mortgage, or other disposition of any material tangible or intangible asset of the Company or Subsidiary, nor has the Company or Subsidiary subjected any such asset to any lien, security interest, charge or encumbrance;

       (h) Any increase in the compensation paid or payable to any officer, employee, consultant or agent of the Company or Subsidiary (including, without limitation, any increase pursuant to any bonus, pension, profit sharing or other plan or commitment);

       (i) Any material capital expenditure or commitment for additions to property, plant or equipment,

       (j) Any forward purchase commitments;

       (k) Any change in the accounting methods or practices followed by the Company or Subsidiary, or any change in depreciation, cost recovery or amortization policies or rates theretofore adopted;

       (l) Any agreement, whether in writing or otherwise, to take any of the actions specified above in subsections (a) through (k) above.

    5.11 No Materially Adverse or Other Contracts, Etc. Neither the Company nor
         ---------------------------------------------
Subsidiary is obligated under any contract or agreement not disclosed on
Schedule 5.11 or under any law, regulation, or decree or subject to any restriction in the Company's or Subsidiary's Certificate of Incorporation or Bylaws, which materially and adversely affects the assets, condition (financial or otherwise) or prospects of the Company or Subsidiary. Neither the execution nor the delivery of this Investment Agreement, nor the consummation of the transactions contemplated hereby, nor the fulfillment of the terms hereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, either the Certificate of Incorporation or Bylaws of the Company or Subsidiary, any law or governmental regulation applicable to the Company or Subsidiary, or of any agreement, instrument, lien, charge or encumbrance under which the Company or Subsidiary or any of their respective properties is bound or obligated except as disclosed an Schedule 5.11.

    5.12  Compliance with Laws, Instruments, Etc. Except as set forth an
          --------------------------------------
Schedule 5.12, neither the Company nor Subsidiary is in violation of its Article of Incorporation or Bylaws, as amended, or any applicable law, statute or regulation of any federal, state, municipal or other governmental or quasi-governmental agency, board, bureau or body relating to the maintenance, operation or use of the assets of the Company or Subsidiary, or in violation or default in any material respect with respect to any order, license, regulation or demand of any governmental agency, or in default in any material respect under any indenture, mortgage, lease, agreement or other instrument under which it is bound. Each of the Company and Subsidiary has complied with and performed each and every material obligation required to be complied with and performed pursuant to each contract, lease, license, mortgage, indenture, instrument and other agreement to which it is bound or obligated, and there is no material default under any such contract, lease, license, mortgage, indenture, instrument or other agreement now existing or which would come into existence with the passage of time, the giving of notice, or both, except only for such defaults, if any, which would not result in the cancellation of any such contract, lease, license, mortgage, indenture, Instrument or other agreement, or permit the acceleration of any obligation owed by the Company or Subsidiary, and otherwise not have a material adverse effect on the assets, condition (financial or otherwise) or prospects of the Company or Subsidiary.

    5.13 Securities Laws. The sale and delivery of the Securities issued to the Investor are exempt from the requirement of registration under the Securities Act of 1933, as amended ("Securities Act") and applicable state "Blue Sky" laws, and such Securities Act and "Blue Sky" laws were not violated by the original issuance of the Company's capital stock to its existing shareholders and will not be violated by the execution of this Investment Agreement or the consummation of the transactions contemplated hereby.

     5.14 Brokers. The Company has not incurred any liability for any finders'
          -------
fees, brokerage fees or similar fees or expenses in connection with entering into this transaction with the Investor.

     5.15 Taxes. Each of the Company and Subsidiary has timely filed, or
          -----
obtained valid extensions of time for filing (which extensions have not expired), all federal, state, local and other tax returns and reports required to be filed by the Company and Subsidiary, respectively. All such tax returns are true and correct. No claim has been made by any taxing authority in any jurisdiction where the Company or Subsidiary did not file tax returns that the Company or Subsidiary is or may be subject to taxation by that jurisdiction. Except as disclosed in Schedule 5.15:

         (a) Each of the Company and Subsidiary has paid all taxes (including all deficiency assessments, additions to taxes, penalties and interest, of which notice has been received) to the extent that such amounts have become due or are claimed to be due from any federal, state, local or foreign taxing authorities.

         (b) Adequate provisions have been made in the Balance Sheet for the payment of all then accrued and unpaid federal, state, local and other taxes, whether or not then due and payable and whether or not disputed.

         (c) There are no tax liens (other than liens for taxes which are not yet due and payable) on any property of the Company or Subsidiary.

         (d) There are no pending or threatened tax return examinations against the Company or Subsidiary.

         (e) There are no tax deficiencies asserted by any jurisdiction against the Company or Subsidiary.

         (f) Neither the Company nor Subsidiary has granted any extensions of limitation periods applicable to tax claims.

     5.16  Insurance. The insurance carried by either the Company and/or
           ---------
Subsidiary is reasonably adequate in kind and amount to cover insurable risks normally insured against by companies similarly situated, is subject to the deductibles disclosed on Schedule 5.16, and all premiums thereon have been paid as and when due. All such policies are in full force and effect. No notice of cancellation or termination has been received with respect to any such policy. Such policies are valid, outstanding and enforceable policies and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Investment Agreement or the Lease. 'The insurance policies to which either the Company and/or Subsidiary is a party are sufficient for compliance with all material requirements of law and of all material agreements to which either the Company or Subsidiary is a party and provide adequate insurance coverage for the assets and operations of the Company.

      5.17 Related Transactions. Except as set forth on Schedule 5.17 or as
           --------------------
described in notes to the Balance Sheet, and except for compensation to current employees, no current or former director, officer, managerial employee or shareholder of the Company or Subsidiary (or any person actually or constructively related to such director, officer, managerial employee or shareholder within the meaning of Section 267(a) of the Internal Revenue Code), is presently, or during the last fiscal year has been:

           (a) A party to any material transaction with the Company or Subsidiary (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer, employee or shareholder or such associate);

           (b) The direct or indirect owner of any interest in any corporation, firm, association or business organization which is a competitor or a potential competitor or supplier of the Company or Subsidiary; or

           (c) The recipient of income from any source other than the Company or Subsidiary which relates to its business or which should properly accrue to the Company or Subsidiary.

      5.18  Minute Books and Stock Record Books. The minute books of the Company
            -----------------------------------
and Subsidiary contain true, complete and correct records of all meetings and other actions of the Company's and Subsidiary's shareholders and Board of Directors. The stock record books of the Company and Subsidiary contain true, complete and correct records of all transactions involving the Company's and Subsidiary's stock.

      5.19  Labor Matters.
            -------------

            (a) No employees of the Company or Subsidiary are currently represented by any labor union, neither the Company nor Subsidiary is a party to any collective bargaining agreement, and there is no organizational effort presently being made or threatened by or on behalf of any labor unions with respect to employees of the Company or Subsidiary;

            (b) Each of the Company and Subsidiary is in compliance with the Occupational Safety and Health Act, the regulations promulgated thereunder, and all other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither the Company nor Subsidiary is engaged in any unfair labor practice;

         (c) There is no unfair labor practice complaint against the Company or Subsidiary pending before the National Labor Relations Board;

         (d) There is no labor strike, dispute, slowdown, representation campaign or work stoppage actually pending or threatened against or affecting the Company or Subsidiary; and

         (e) No grievance or arbitration proceeding is pending and no claim therefor has been asserted against the Company or Subsidiary.

   5.20  Profit Payments. Except as set forth in Schedule 5.20 hereto, neither
         ---------------
the Company nor Subsidiary is a party to any agreement (other than agreements with salespersons-employees who are paid sales commissions and sales representative agreements entered into in the ordinary course of business, which sales representative agreements are described in Schedule 5.20) involving payments to any person or entity based on the profits or gross revenues or sales of the Company or Subsidiary.

   5.21 Survival of Representations and Warranties: Full -Disclosure. All
        ------------------------------------------------------------
representations and warranties contained herein or made by or on behalf of the Company or Subsidiary in writing in connection with the transactions contemplated herein shall be true and correct as of the Closing and shall survive the consummation of the transactions contemplated hereby for so long as the Investor (or any of its transferees) hold the Warrant or Common Stock acquired upon exercise of the Warrant. All statements contained in any schedule, exhibit, certificate or other instrument attached hereto or required to be delivered to the Investor pursuant hereto shall constitute representations and warranties by the Company and Subsidiary hereunder. Information contained in any schedule hereto is responsive only to the Section of this Agreement referring to such schedule, and such information shall not be deemed to have been disclosed with respect to any other section or for any other purpose.

   5.22 Disclosure. Neither this Agreement nor any of the schedules,
        ----------
attachments, written statements, documents, certificates or other items required hereby contain any untrue statement of a material fact or omit a material fact necessary to make each such statement contained herein or therein not misleading. There is no fact which the Company has not disclosed to the Investor in writing and of which any of its officers, directors or executive employees is aware, which could reasonably be anticipated to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer relations, employee relations or business prospects of the Company or Subsidiary.


                                  ARTICLE VI
                             AFFIRMATIVE COVENANTS

   From and after the Closing Date and so long as any obligations of the Company or Subsidiary to the Investor (or any of its transferees) under the Lease or any Lease Order remain outstanding or the Investor has any commitment to lease Additional Equipment to Subsidiary hereunder, the Company and Subsidiary shall comply with each of the following actions unless the Investor waives such action in writing:

   6.1 Compliance With Lease. Subsidiary shall duly comply with all of the terms
       ---------------------
and conditions of the Lease.

   6.2 Taxes. The Company and Subsidiary shall accurately prepare all tax
       -----
returns required by law to be filed. The Company and Subsidiary shall promptly pay and discharge all taxes, assessments and governmental charges or levies imposed by applicable law upon it or upon its income or profit, or upon its properties, real, personal or mixed; provided, however, that the Company and Subsidiary shall not be required to pay or cause to be paid any such tax, assessment, charge or levy if the same shall not at the time be due and payable or if the validity thereof shall be contested in good faith by appropriate proceedings, if any, and it has established adequate reserves on its books with respect to such tax, assessment, charge or levy; provided further, however, that the Company and Subsidiary will pay all such taxes, assessments, charges or levies forthwith whenever, as the result of proceedings to foreclose any lien which attached as security therefor, foreclosure on such lien appears imminent, or will obtain a surety bond or take such other steps as will prevent such foreclosure.

   6.3 Maintain Corporate Rights and Facilities. The Company and Subsidiary
       ----------------------------------------
shall maintain and preserve their respective corporate existence and all its rights, franchises and qualifications adequate for the conduct of their respective business and the ownership of their respective properties.

   6.4 Financial Statements. Subsidiary shall furnish to Investor the financial
       --------------------
and other information required to be furnished to NationsBanc Capital Corporation and Sewanee Partners II, L.P. pursuant to Section 4.1 of the Stock Purchase Agreement, in the same manner and at the same time as such information is required to be furnished thereunder. The obligation to furnish such information is incorporated herein by reference and shall survive the termination of the Stock Purchase Agreement.

   6.5 Financial Covenant. On and after January 1, 2000, Subsidiary shall
       ------------------
maintain at all times an aggregate amount of cash and Eligible Accounts equal to or greater than 20% of the aggregate Acquisition Cost of all Leaseback Equipment and Additional Equipment leased to Subsidiary under the Lease. Subsidiary shall provide Investor each quarter, together with the financial statements required to be provided to Investor pursuant to Section 6.4, a schedule of such cash and Eligible Accounts certified by Subsidiary's chief financial officer. For purposes of the foregoing, "Eligible Accounts" shall mean all accounts receivable (valued net of any sales tax included in the invoiced amount, the maximum amount of any discounts or other reductions) of Subsidiary payable not more than 45 days after the date of invoice and as to which the Investor has a first priority perfected security interest subject only to Permitted Liens, excluding (A) accounts receivable outstanding for ninety days or more from the date of invoice; (b) accounts receivable owing from any affiliate of Subsidiary; (c) accounts receivable which are in dispute or subject to any counterclaim, contra-account or offset, (d) accounts receivable owing by any account debtor which is insolvent or generally unable to pay its debts as they become due; (e) accounts receivable owed by an account debtor outside the United States; (f) accounts receivable evidenced by a note or other instrument, or chattel paper or reduced to judgement; and (g) accounts receivable which, by contract, subrogation, mechanic's lien laws or otherwise, are subject to claims by Subsidiary's creditors or other third parties.

   6.6    Insurance. The Company and Subsidiary shall maintain insurance against
          ---------
all such liabilities, hazards and risks (including without limitation product liability claims), and in at least such amounts (which, in the case of property casualty insurance, shall be at least replacement cost), as are usually carried by persons engaged in the same or a similar business. All such insurance shall be effected under valid and enforceable policies issued by insurers of recognized responsibility, except that the Company and Subsidiary may effect workmen's compensation or similar insurance in respect of operations in any state or other jurisdiction through an insurance fund operated by such state or other jurisdiction .

   6.7    Inspection. The Investor shall have the right to visit and inspect any
          ----------
of the properties, books and records of the Company and Subsidiary (and to make copies and take extracts therefrom) and to discuss the Company's and Subsidiary's affairs, finances and accounts with, and be advised of the same by, the directors, officers and independent accountants of the Company and Subsidiary at such reasonable times and intervals, subject to reasonable notice to the Company and Subsidiary, as the Investor may desire.

   6.8    Maintain Properties. The Company and Subsidiary shall keep its
          -------------------
properties in reasonable repair, working order and condition, ordinary wear and tear excepted, and from time to time make all prudent, needful or proper repairs, replacements, extensions, additional betterments and improvements thereto, so that the business carried on by the Company and Subsidiary may be properly conducted at all times in accordance with sound business management.

   6.9    Divisibility of Warrant. The Warrant may be divided into multiple
          -----------------------
warrants in such denominations as the Investor may request, upon surrender at the principal office of the Company.

   6.10   Notices Concerning Governmental Authorities; Responses to Threatened
          ---------------------------------------------------------------------
Litigation. At the time any notice, report, inquiry, answer, response or other
----------
communication or document, relating in any material way to the Company or Subsidiary, is received by the Company or Subsidiary from any governmental or regulatory authority or agency which relates to any material adverse determination, investigation or proceeding, the Company promptly shall send a copy thereof to the Investor. At the time the Company or Subsidiary receives notice of, or becomes aware that, any material suit, action, proceeding or investigation has been filed, instituted or threatened against the Company or Subsidiary, the Company promptly shall notify the Investor concerning all material details thereof and shall keep Investor informed with respect to such matter.

    6.11 Compliance with Instruments, Laws, Etc. The Company and Subsidiary each
         --------------------------------------
shall comply with the terms, requirements, restrictions and limitations contained in this Investment Agreement and in its respective Certificate of Incorporation and Bylaws, as amended, and the requirements, restrictions and limitations of any applicable law, statute or regulation of any federal, state, municipal or other governmental or quasi-governmental agency, board, bureau or body materially relating to the conduct of its business and maintenance and operation of its respective properties, to the extent non-compliance could have a material adverse affect on the Company, Subsidiary or their respective business, and shall further comply with and perform the terms, conditions and covenants contained in any material contract, lease, license, mortgage, indenture, instrument or other agreement under which the Company or Subsidiary is obligated.

    6.12 Disclosure of Offers. The Company shall disclose to the Investor all
         --------------------
bona fide written offers or proposals of whatever kind (whether written or oral) which it receives from any person concerning the possible sale of more than 50% of the voting securities of the Company or Subsidiary, or more than 50% of the assets of the Company or Subsidiary, merger of the Company or Subsidiary, or any other acquisition of a material portion of the Company's or Subsidiary's respective businesses. Promptly after any officer or director of the Company and Subsidiary each becomes aware of any such offer or proposal made to any of its shareholders, the Company shall advise the Investor of the same.

    6.13  Maintenance of Business. The Company shall maintain its executive
          -----------------------
offices and its principal place of business within the State of Florida.

    6.14  Landlord's Waivers. Not later than 6 months after the Closing Date,
          ------------------
Subsidiary shall provide Investor with a release and waiver executed by each of WorldCom Network Services, Inc. and R.E. Stafford (and any other landlord licensors under collocate agreements with Subsidiary or Parent) of all liens and claims whatsoever in the Leaseback Equipment, the Additional Equipment or any other equipment which constitutes part of the additional collateral described in
Section 1.8 hereof. Such release and waiver shall be substantially in the form of the Equipment Disclaimers attached as Exhibit G hereto.

    6.15  Source Code. If requested by Investor, Subsidiary and Parent shall
          -----------
deliver to Investor the source code for any computer software owned by Subsidiary or Parent and used in Subsidiary's business under a customary escrow arrangement reasonably satisfactory to Investor, Subsidiary and Parent.

                                  ARTICLE VII
                         COMPANY'S NEGATIVE COVENANTS

    From and after the Closing Date and so long as any obligations of the Company or Subsidiary to the Investor (or any of its transferees) under the Lease or any Lease Order remain outstanding or the Investor has any commitment to lease Additional Equipment to Subsidiary hereunder, neither the Company nor Subsidiary will do or take any of the following actions without the prior written consent of the Investor ("Investor Approval"):

      7.1 Stock Redemption. Purchase or otherwise acquire, redeem or retire any
          ----------------
Common Stock or preferred stock or other securities of the Company or agree or commit to do any of the foregoing except for purchases of up to $250,000 of such securities in any fiscal year pursuant to the terms of the Company's Equity Participation Plan for its employees as in effect on the date hereof.

      7.2 Investments, Loans and Advances. Make or have outstanding any loans or
          -------------------------------
advances to, or investments in (through the acquisition of securities or stock or otherwise), any other person, firm, or corporation, except:

          (a) Advances in the ordinary course of business to suppliers in respect to the purchase of supplies or equipment;

          (b) By endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

          (c) Travel and other advances to employees in the ordinary course of; business; or

          (d) Bank deposits in federally insured financial institutions, investments in direct government obligations of the United States of America and commercial paper of a domestic issuer rated A-1 or better or P-1 by Standard and Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than three months from the date of acquisition.

      7.3  Acquisition or Sale of Business: Merger or Consolidation. Purchase or
           --------------------------------------------------------
otherwise acquire the stock, shares, or other securities, or the assets or business, of any person or other entity; or liquidate, dissolve, merge, consolidate, reorganize, recapitalize or otherwise alter its legal status or commence any proceedings therefor; or sell, lease, transfer, or dispose of, in any way, any personal or real property assets, except assets sold or leased in the ordinary and normal course of the Company's or Subsidiary's business; or assign or transfer any substantial part of its intangible business rights necessary for the continuance of its business as now conducted or planned.

      7.4  Change Capital Structure. Increase or decrease the number of its
           ------------------------
authorized shares, or vary or alter the terms, par value or rights of shares of any class or type of stock, or issue or agree to issue any stock or other securities of the Company or Subsidiary, or any options, warrants or other rights to acquire such stock or other equity securities, or securities convertible into stock or other equity securities of the Company or Subsidiary except shares to be issued pursuant to existing obligations or existing stock option plans; or, create any new class of stock of the Company or Subsidiary. Notwithstanding the foregoing, an Investor Approval shall be required hereunder only if such change in capital structure may be deemed to have a material adverse impact on (i) Investsor's rights as Lessor under the Lease or any Lease Order executed in connection therewith (ii) the condition, financial or otherwise, of the Company or Subsidiary or (iii) either of the Company's or Subsidiary's respective operations, assets, business or prospects.

    7.5 Officers' Salaries and Loans. Increase compensation to any of its
        ----------------------------
officers or directors in an amount which is in excess of an amount which is usual and customary in the industry. The term "compensation," for proposes of this Section, shall include all remuneration for services rendered, whether such payment be called salary, bonus, drawing account, profit sharing, withdrawals or other form of recompense (but shall not include fringe benefits, such as health and life insurance generally available to all salaried employees). No loans or advances, either direct or indirect, shall be made by the Company or Subsidiary to any officer, consultant, managerial employee, director or shareholder, or to any person actually or constructively related to any of the foregoing within the meaning of section 267(a) of the Internal Revenue Code; provided, however, that the Company and Subsidiary may make reasonable advances to employees for reimbursable travel and entertainment expenses to be incurred with respect to business of the Company or Subsidiary.

    7.6 Amend, Violate Charter, Etc,  Amend or change its Certificate of
        ----------------------------
Incorporation or Bylaws, or violate or breach any of the provisions thereof. Notwithstanding the foregoing, an Investor Approval shall be required hereunder only if such amendment or change may be deemed to have a material adverse impact on (i) Investor's rights as Lessee under the Lease or any Lease Order executed in connection therewith (ii) the condition, financial or otherwise, of the Company or Subsidiary or (iii) either of the Company's or Subsidiary's respective operations, assets, business or prospects.

    7.7 Dealings with Insiders. Allow or permit any director, officer,
        ----------------------
managerial employee, consultant or shareholder (other than the Investor), or persons actually or constructively related to such director, officer, employee, consultant or shareholder (within the meaning of section 267(c) of the Internal Revenue Code) to have either directly or indirectly an interest in any corporation, partnership, proprietorship, association or other person or entity which furnishes or sells services or products to the Company or Subsidiary or in any corporation, partnership, proprietorship, association or other person or entity to which services or products are furnished or sold by the Company or Subsidiary. For the purposes of this Section, there shall be disregarded any interest which arises solely from the ownership of less than a five percent (5%) equity interest in any corporation whose stock is regularly traded on any national securities exchange or in the over-the-counter market and in which such person has no management role.

    7.8 Dividends. Declare or pay any dividends, or make other distributions, in
        ---------
cash, property or stock, with respect to the Common Stock or other equity security of the Company; provided, however, in the event the Company elects to be treated as a Subchapter S corporation for income tax purposes, the Company May make distributions to its shareholders in an amount not greater than the shareholders' personal income tax liability directly related to the Company's status as a Subchapter S corporation. Notwithstanding the foregoing, no Investor Approval shall be required for cash dividends paid solely out of retained earnings provided that after payment of any such dividend neither Subsidiary nor the Company will be in default under any covenant contained In this is Agreement.

    7.9 Management. After the Company or Subsidiary has obtained knowledge
        ----------
thereof, fail to use its best efforts to preclude any management personnel of the Company from organizing or becoming engaged in any business activity that is in competition with the business of the Company or Subsidiary.

    7.10 Pension and Profit Sharing Plan or Arrangements. Establish or make any
         -----------------------------------------------
contribution to any employee pension benefit plan, or other pension or profit sharing plan or arrangement, whereby the Company or Subsidiary is required to make contributions on behalf of any of its employees or whereby any part of the profits or earnings of the Company or Subsidiary is shared with any person, firm or corporation.

    7.11 Permitted Indebtedness. Create, incur, assume or suffer to exist any
         ----------------------
indebtedness, liability, guaranty or indemnity of any kind, whether accrued, absolute, contingent or otherwise, except (i) current trade payables and expenses incurred in the ordinary course of business; (ii) wages or other compensation due to employees and agents of the Company or Subsidiary for services actually performed; (iii) liabilities for customer deposits in reasonable amounts obtained in the ordinary course of business; (iv) liabilities for taxes not yet due; (v) purchase money indebtedness for capital expenditures allowed by Section 7.13, provided any security therefor complies with section 7.12(c); and (vi) indebtedness fully subordinated to the Subsidiary's obligations to Investor if the holder of such subordinated has executed and delivered a subordination agreement in a form reasonably acceptable to Investor and such other documents to evidence such subordination as Investor or its legal counsel may reasonably request.

    7.12 Liens. Create or suffer to exist, any claim, assessment, pledge,
         -----
security interest, mortgage, encumbrance or other lien in favor of any person, including the lien of a conditional seller, upon any of its properties or assets, now owned or hereafter acquired, including treasury shares; provided, however, that this restriction shall not be applicable to nor prevent the following:

         (a) Liens for taxes, assessments or governmental charges not delinquent or being contested in good faith; undetermined liens and charges incident to construction and not resulting from any delinquent obligation for the payment of money on account of such construction; the lessor's rights in leasehold property, and easements, restrictions, minor title irregularities and similar matters which have no adverse effect as a practical matter upon the ownership and use of the properties;

         (b) Liens or deposits in connection with workmen's compensation or other insurance or to secure customs duties, public or statutory obligations or mechanics or materialmen's claims not delinquent; or to secure performance of contracts or bids (other than contracts for the payment of money borrowed), or deposits required by law or governmental regulations or by a court order, decree, judgment or rule as a condition to the transaction of business or the exercise of any right, privilege or license or other liens of a like nature made in the ordinary course of business;

         (c) Purchase money mortgages or liens on any property acquired after the date hereof to be used by the Company in the normal course of its business and created or incurred simultaneously with the acquisition of such property, if such mortgage or lien is limited to the property so acquired and (subject to the limits of Section 7.13) the indebtedness secured by such mortgage or lien does not exceed the lesser of $1,000,000 or ninety percent (90%) of the purchase price of such property; and

         (d) Liens in favor of the Investor.

    7.13 Capital Expenditures. Make any expenditures for acquisition of fixed
         --------------------
assets (including acquisitions under lease obligations required to be capitalized under generally accepted accounting principles but excluding the Leaseback Equipment and the Additional Equipment) in excess of $1,000,000 in the aggregate within any twelve (12) month period.

                                 ARTICLE VIII
                                TRANSFERABILITY

    8.1  Transferability. Transfer of the Warrant and Common Stock acquired upon
         ---------------
exercise of the Warrant shall be made only an the books of the Company by the holders of record thereof or by their legal representatives who shall furnish proper evidence of authority to transfer, or by their attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Company, subject to the restrictions set forth in Sections 8.2 and 8.3 hereof. The holder(s) in whose name the Securities stand on the books of the Company shall be deemed by the Company to be owner(s) thereof for all purposes.

    8.2  Restrictive Legends. Unless and until otherwise permitted by this
         -------------------
Section, each instrument evidencing Securities issued or to be issued under this Agreement shall contain or otherwise be imprinted with a suitable legend in substantially the following form:

        This security has not been registered under the Securities Act of 1933 or any state securities act, and has been acquired for investment and not with view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended. This security may be transferred only pursuant to an Investment Agreement dated as of March 15, 1999 (the "Investment Agreement"). Notwithstanding any other provisions contained herein, no transfer of this security shall be made unless the conditions specified in Article IX of said Investment Agreement have been fulfilled. A copy of the Investment Agreement is on file and available for inspection at the principal offices of the Company.

Each instrument evidencing Securities issued or to be issued under this Agreement shall also contain the legend set forth in Section 10 of the Stockholders' Agreement unless such Agreement has terminated in accordance with its terms. The Company is hereby authorized to place "stop transfer" instructions on its records or to instruct any transfer agent to prevent the transfer of Securities except in conformity with this Investment Agreement.

    8.3 Restriction on Transfer. No holder shall transfer any Securities until
        -----------------------
it has first given written notice to the Company describing briefly the manner of any such proposed transfer and until (i) the transferee has executed and delivered to the Company the Stockholders' Agreement and (ii)(x) the Company has received from the holder's counsel an opinion (reasonably satisfactory in form and substance to the Company's counsel) that such transfer can be made without compliance with the registration provisions of the Securities Act or any state securities act and without the necessity of perfection of an exemption pursuant to Regulation A adopted pursuant to said Securities Act, (y) the Company and the holder shall have complied with Rule 144 (or comparable successor provisions) promulgated under the said Securities Act (and in this connection, the Company shall so comply, as hereinafter provided, upon request of the holder) and applicable state securities act requirements, or (z) a registration statement filed by the Company is declared effective by the SEC and governing state securities act authorities or steps necessary to perfect exemptions from such registration are completed.

                                  ARTICLE IX
                              REGISTRATION RIGHTS

    Investor shall have the rights described in Exhibit H to require the Company to register, under the Securities Act of 1933, as amended, and relevant state securities laws, Common Stock held by the Investor.

                                   ARTICLE X
                             ADDITIONAL PROVISIONS

    10.1 Expenses; Indemnity. The Company and Subsidiary, jointly and severally
         -------------------
agree to indemnify the Investor against any and all losses, claims, damages, liabilities and expenses, (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Investor arising out of, in any way connected with, or as a result of (i) the negotiation, preparation, execution, delivery, administration, and enforcement of this Investment Agreement, the Lease, any Lease Order, and any other document required hereunder or thereunder, including without limitation any amendment, supplement, modification or waiver of or to any of the foregoing or the consummation or failure to consummate the transactions contemplated hereby or thereby or the performance by the parties of their obligations hereunder or thereunder, (ii) any and all recording and filing fees and any and all stamp, excise, intangibles and other taxes, if any, other than taxes levied upon the net income of the Investor by the federal government or the State of Florida, which may be payable or determined to be payable in connection with the negotiation, preparation, execution, delivery, administration or enforcement of this Investment Agreement, the Lease, any Lease Order or any other document required hereunder or thereunder or any amendment, supplement, modification or waiver of or to any of the foregoing, or consummation of any of the transactions contemplated hereby or thereby, including all costs and expenses incurred in contesting the imposition of any such tax, and any and all liability with respect to or resulting from any delay in paying the same, whether such taxes are levied upon the Investor, the Company or otherwise, (iii) any claim, litigation, investigation or proceedings related to any of the foregoing, whether or not the Investor is a party thereto; provided, however, that such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses arising from (A) any unexcused breach by the Investor of its obligations under this Investment Agreement or (B) any commitment made by the Investor to a person other than the Company or Subsidiary which would be breached by the performance of the Investor's obligations under this Investment Agreement. Notwithstanding the foregoing, the indemnification obligation of the Company and Subsidiary to the Investor for its attorneys' fees in connection with the negotiation, preparation, execution and delivery of this Investment Agreement, the Lease, the Lease Order and other documentation required hereunder or thereunder shall be limited to $20,000 unless otherwise agreed by the Company and Subsidiary.

         (b) The foregoing agreements and indemnities shall remain operative and in full force and effect regardless of termination of this Investment Agreement, the consummation of or failure to consummate either the transactions contemplated by this Investment Agreement or any amendment, supplement, modification or waiver, the repayment of any loans made hereunder, the invalidity or unenforceability of any term or provision of this Investment Agreement or the Lease, or any other document required hereunder or thereunder, any investigation made by or on behalf of the Investor, Subsidiary or the Company or the content or accuracy of any representation or warranty made under this Investment Agreement or any other document required hereunder or thereunder.

    10.2 Successors and Assigns. This Investment Agreement shall be binding upon
         ----------------------
and inure to the benefit of the Investor, the Company, Subsidiary and their respective successors and assigns, and any subsequent holder of any Securities issued hereunder.

    10.3 Notices. All notices, demands, and communications provided for herein
         -------
or made hereunder shall be delivered, or mailed first class with postage prepaid, or telegraphed, addressed in each case as follows, until some other address shall have been designated in a written notice given in like manner, and shall be deemed to have been given or made when so delivered or mailed or telegraphed:

         (a) if to the Company     Z-Tel Communications, Inc.
             or Subsidiary:        Suite 220
                                   601 S. Harbour Island Blvd.
                                   Tampa, FL 33602
                                   Attn: Russell T. Alba, Esq.
                                         Senior Vice President -
                                         Business Development

         (b) if to Investor:       CMB Capital, LLC
                                   2841 Cobblestone Drive
                                   Palm Harbor, FL 34684
                                   Attn: Clay M. Biddinger
                                         Chairman & C.E.O.

             with a copy to:       Foley & Lardner
                                   P.O. Box 240
                                   Jacksonville, FL 32201-0240
                                   Attn: Charles V. Hedrick


    10.4 No Waiver, Remedies Cumulative. No delay on the part of the Investor in
         ------------------------------
exercising any right, power or privilege under this Investment Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies provided in this Investment Agreement are cumulative and are in addition to all rights or remedies which the Investor and such other holders otherwise may have in law or in equity or by statute or otherwise. Without limiting the generality of the foregoing, nothing in this Investment Agreement shall be deemed to preclude or be in lieu of any right or remedy which the Investor may have in law or in equity or by statute or otherwise against the Company, Subsidiary or any other person based upon any fraud.

    10.5 Amendments and Waivers. This Investment Agreement may not be changed or
         ----------------------
amended orally, and no waiver hereunder may be oral, but any change or amendment hereto or any waiver hereunder must be in writing and signed by the party or parties against whom such change, amendment or waiver is sought to be enforced.

    10.6 Integration. This Investment Agreement, the appendices and exhibits
         -----------
annexed hereto and documents, schedules and certificates referred to herein contain the entire agreement between the Company, Subsidiary and the Investor with respect to the transactions contemplated herein; and none of the parties shall be bound by nor shall be deemed to have made any representations and/or warranties except those contained herein and therein.

     10.7  Separability.  If any provision of this Investment Agreement is
           ------------
held for any reason to be unenforceable by a court of competent jurisdiction, the remainder of this Investment Agreement shall, nevertheless, remain in full force and effect in such jurisdiction.

     10.8  Headings.  The headings in this Investment Agreement are intended
           --------
solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     10.9  Governing Law.  This Investment Agreement is made in the State of
           -------------
Florida and shall be governed by and construed in accordance with the internal laws of the State of Florida.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first above written.



                          Z-TEL TECHNOLOGIES, INC.


                          By /s/ Russell T. Alba
                             ------------------------------------------
                             Russell T. Alba, Senior Vice President

                                           ("Company")


                          Z-TEL COMMUNICATIONS, INC.


                          By /s/ Russell T. Alba
                             ------------------------------------------
                             Russell T. Alba, Senior Vice President

                                          ("Subsidiary")

                           CMB CAPITAL, INC.


                           By /s/ Clay M. Biddinger, Chairman and CEO

                                      ("Investor")

STATE OF GEORGIA
COUNTY OF FULTON

     The foregoing instrument was acknowledged before me this 15th day of March, 1999, by Russell T. Alba, the Senior Vice President of Z-Tel Technologies, Inc., a Delaware corporation, who acknowledged that he executed the foregoing instrument in Fulton County, Georgia, on behalf of the corporation.


                                 /s/
                                      ----------------------------------
                                      Signature of Notary
[Notary seal must be affixed]
                                      Daniel L. Foster
                                      ----------------------------------
                                      Name of Notary [typed, printed or stamped]

                                      My Commission Expires:  Feb. 05, 2002

STATE OF GEORGIA
COUNTY OF FULTON

     The foregoing instrument was acknowledged before me this 15th day of March, 1999, by Russell T. Alba, the Senior Vice President of Z-Tel Communications, Inc., a Delaware corporation, who acknowledged that he executed the foregoing instrument in Fulton County, Georgia, on behalf of the corporation.


                                      /s/  Daniel L. Foster
                                      ----------------------------------
                                      Signature of Notary
[Notary seal must be affixed]
                                      Daniel L. Foster
                                      ----------------------------------
                                      Name of Notary [typed, printed or stamped]

                                      My Commission Expires:  Feb. 05, 2002



STATE OF GEORGIA
COUNTY OF FULTON

     The foregoing instrument was acknowledged before me this 15th day of March, 1999, by Clay M. Biddinger, the Chairman and Chief Executive Officer of CMB CAPITAL, LLC, a Florida limited liability company, who acknowledged that he executed the foregoing instrument in Fulton County, Georgia, on behalf of the corporation.


                                      /s/  Daniel L. Foster
                                      ----------------------------------
                                      Signature of Notary
[Notary seal must be affixed]
                                      Daniel L. Foster
                                      ----------------------------------
                                      Name of Notary [typed, printed or stamped]

                                      My Commission Expires:  Feb. 05, 2002